UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  December 27, 2002

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

         On December 27, 2002, Discovery Toys, Inc., a California corporation (“Discovery Toys”) wholly owned by Eos International, Inc., a Delaware corporation (“EOS”), issued an Amended and Restated Promissory Note, dated December 27, 2002 (the "Amended and Restated Avon Note”), in the principal amount of $3.5 million to Avon Products, Inc., a New York corporation (“Avon”), amending and restating the promissory note in the prinicipal amount of $3.5 million issued by Discovery Toys to Avon, dated January 15, 1999, as amended in July 2001 (the “Avon Note”).

         The Amended and Restated Avon Note provides for an extension of the maturity date of the Avon Note to June 30, 2003 with respect to payment of $150,000 of accrued interest, and the balance of the Amended and Restated Avon Note and accrued interest on the earliest to occur of (i) December 31, 2004, or (ii) the sale or transfer of all or substantially all of the assets of Discovery Toys or 50% or more of the fully diluted outstanding capital stock of Discovery Toys to an entity not controlled by Eos. A copy of the Amended and Restated Avon Note is attached as Exhibit 10.106.

         In connection with the Amended and Restated Avon Note, on December 26, 2002, Discovery Toys and Avon entered into a Security Agreement, dated as of December 27, 2002, a copy of which is attached as Exhibit 10.107.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements Not Applicable

(b)	Pro Forma Financial Information Not Applicable

(c)	Exhibits.

Exhibit No.	Title

10.106	Amended and Restated Promissory Note, dated December 27, 2002, issued by Discovery Toys, Inc. to Avon Products, Inc.

10.107	Security Agreement, dated as of December 27, 2002, by and between Discovery Toys, Inc. and Avon Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2002	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.106	Amended and Restated Promissory Note, dated December 27, 2002, issued by Discovery Toys, Inc. to Avon Products, Inc.

10.107	Security Agreement, dated as of December 27, 2002, by and between Discovery Toys, Inc. and Avon Products, Inc.